Exhibit 3.2

AMENDMENT TO
THE THIRD AMENDED AND RESTATED BYLAWS
OF
VCA ANTECH, INC.

a Delaware corporation
(the “Corporation”)

The Third Amended and Restated Bylaws of VCA Antech, Inc., are hereby amended to replace all references to the name “VCA Antech, Inc.” with the name “VCA Inc.”

Effective as of June 2, 2014.

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment to the Third Amended and Restated Bylaws of the Corporation on the 2nd day of June, 2014.

/s/ Tomas W. Fuller
Tomas W. Fuller
Chief Financial Officer, Vice President and Secretary